SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 10, 2003

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

161 First Street
Cambridge, Massachusetts	02142-1228
(Address of Principal Executive Offices)	(Zip Code)

(617) 661-0540

(Registrant’s telephone number, including area code)

This Current Report on Form 8-K is filed by SatCon Technology Corporation, a Delaware corporation (the “Registrant”), in connection with the matters described herein.

Item 5.              Other Events and Required FD Disclosure.

On September 10, 2003, the Registrant completed the sale of $762,500 secured convertible subordinated debentures as contemplated by the February 18, 2003 financing transaction.  The Registrant received proceeds of $731,000, net of transaction costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: September 11, 2003	By:	/s/ Ralph M. Norwood
Ralph M. Norwood
Vice President and Chief Financial Officer